UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA		92673
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of CareTrust REIT, Inc. (the “Company”) was held on June 8, 2015. There were 29,566,217 shares of the common stock of the Company, par value $0.01 per share, represented either in person or by proxy at the Annual Meeting. The stockholders of the Company voted as follows on the following matters at the Annual Meeting:

1.	Election of Directors. One director was elected at the Annual Meeting for a three-year term based upon the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Allen C. Barbieri	21,823,522	195,517	7,547,178

2.	Ratification of the appointment of Ernst & Young LLP. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 was ratified based upon the following votes:

For	Against	Abstain
29,398,254	16,341	10,890

Item 7.01.	Regulation FD Disclosure.

An updated copy of the Company’s investor presentation, dated, June 8, 2015, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Investor Presentation, dated June 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015	CARETRUST REIT, INC.

	By:	/s/ Gregory K. Stapley
Gregory K. Stapley
President, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor Presentation, dated June 8, 2015.